Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Investors Title Company
Chapel Hill, North Carolina

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-109279, 333-161209, 333-33903) of Investors Title Company (the “Company”) of our report dated March 9, 2011, with respect to the consolidated financial statements of Investors Title Company, which report appears in Investors Title Company’s 2010 Annual Report on Form 10-K.

/s/ Dixon Hughes PLLC
High Point, North Carolina
March 9, 2011